Exhibit 12.1

BUSINESS LEGAL ADVISORS, LLC 14888 Auburn Sky Drive, Draper, UT 84020 (801) 634-1984 brian@businesslegaladvisor.com	Brian Higley Attorney at Law Licensed in Utah

June 22, 2026

MyRXWallet North America Corporation

732 S. 6th Street

#5397

Las Vegas, Nevada 89101

Re: Regulation A Offering Statement on Form 1-A — Opinion as to Legality of Securities

Ladies and Gentlemen:

We have acted as legal counsel to MyRXWallet North America Corporation, a Wyoming corporation (the “Company”), in connection with the preparation and filing of the Company’s Offering Statement on Form 1-A (File No. [●]) (as amended and supplemented from time to time, the “Offering Statement”), filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Regulation A under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder. The Offering Statement relates to the offer and sale of up to 882,127 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a price of $85.00 per Share, for maximum gross proceeds of up to $74,980,795 (the “Offering”).

This opinion letter is furnished to you pursuant to the requirements of Item 17 of Form 1-A and is filed as Exhibit 12.1 to the Offering Statement.

I. DOCUMENTS REVIEWED

In connection with rendering this opinion, we have examined and relied upon, among other things, the following:

(a)	the Offering Statement on Form 1-A, including the Offering Circular forming Part II thereof, and all exhibits filed or to be filed therewith;

(b)	the Amended and Restated Articles of Incorporation of the Company, as filed with the Wyoming Secretary of State on March 10, 2026 (the “Articles of Incorporation”), filed as Exhibit 2.1 to the Offering Statement;

(c)	the Bylaws of the Company, as currently in effect (the “Bylaws”), filed as Exhibit 2.2 to the Offering Statement;

(d)	resolutions of the Board of Directors of the Company authorizing the Offering, the issuance of the Shares, and the execution, delivery, and performance of the Subscription Agreement (the “Board Resolutions”);

(e)	a certificate of the Company’s Chairman and Chief Executive Officer, Olivia Trinh, as to certain factual matters (the “Officer’s Certificate”); and

(f)	such other corporate records, documents, instruments, certificates, and matters of law as we have deemed necessary or appropriate as the basis for the opinions expressed herein.

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II. ASSUMPTIONS

In rendering this opinion, we have assumed, with your permission and without independent investigation:

(a)	the genuineness of all signatures on all documents examined by us;

(b)	the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies;

(c)	the legal capacity of all natural persons executing documents;

(d)	that the Articles of Incorporation and Bylaws reviewed by us are currently in full force and effect and have not been amended, restated, or otherwise modified since the dates of the versions reviewed by us;

(e)	that the Board Resolutions reviewed by us are true, complete, and accurate, have not been rescinded, revoked, or modified, and remain in full force and effect as of the date hereof;

(f)	that the Officer’s Certificate is accurate in all material respects as of the date hereof;

(g)	that the Shares will be issued against full payment of the Offering Price of $85.00 per Share in accordance with the terms of the Offering Statement and the Subscription Agreement;

(h)	that prior to the issuance of the Shares, the Offering Statement shall have been duly qualified by the Commission pursuant to Regulation A under the Securities Act; and

(i)	that no stop order suspending the qualification of the Offering Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission as of the date of any issuance of Shares.

III. OPINION

Based upon the foregoing examination, assumptions, and qualifications set forth herein, and subject to the limitations stated below, it is our opinion that:

1.	The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Wyoming and has the requisite corporate power and authority to execute and deliver the Offering Statement and to consummate the transactions contemplated thereby.

2.	The Shares have been duly authorized by all requisite corporate action of the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Offering Statement and the Subscription Agreement, will be validly issued, fully paid, and non-assessable shares of common stock of the Company under the Wyoming Business Corporation Act.

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IV. QUALIFICATIONS AND LIMITATIONS

The foregoing opinions are subject to the following qualifications and limitations:

(a)	Scope of Law. This opinion is limited solely to the Wyoming Business Corporation Act (Wyoming Statute Title 17, Chapters 16 and 17) and, to the extent applicable, the federal securities laws of the United States. We express no opinion with respect to the laws of any other jurisdiction, including the laws of any other state, the laws of any foreign country, or any local laws.

(b)	No Opinion on Federal Securities Law Compliance. We express no opinion as to the compliance of the Offering with the registration or qualification requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations of the Commission thereunder, or with respect to any state securities or “blue sky” laws, except to the extent expressly stated herein. We note that the Offering is being conducted pursuant to the qualification of the Offering Statement under Regulation A of the Securities Act, and the qualification of the Offering Statement is a condition to the release of this opinion as provided below.

(c)	No Opinion on Tax Matters. We express no opinion regarding any federal, state, local, or foreign tax consequences of the Offering or the issuance or ownership of the Shares.

(d)	Reliance on Certificates and Representations. We have relied, without independent verification, upon the certificates, representations, and warranties of officers and directors of the Company as to factual matters. We have conducted no independent investigation of any factual matters.

(e)	Good Standing. Our opinion as to good standing is based solely upon the website for the Wyoming Secretary of State, which speaks only as of this date. We have made no further investigation as to the good standing of the Company.

(f)	Authorized Shares. Our opinion that the Shares will be validly issued is subject to the condition that, at the time of issuance of each Share, the Company shall have a sufficient number of authorized but unissued shares of common stock available for issuance under its Articles of Incorporation to cover such issuance. As of the date of the Offering Circular, the Company’s Articles of Incorporation authorize 750,000,000 shares of common stock, par value $0.0001 per share. We have made no independent determination as to the number of shares reserved, issued, or committed for issuance at any particular time and express no opinion as to whether sufficient authorized shares will be available at any given future date, particularly in light of the potential issuance of shares upon conversion of the Company’s outstanding promissory notes, payment of interest thereon in stock, and future equity awards and issuances.

(g)	No Undertaking to Update. We assume no obligation to update or supplement this opinion to reflect any change in law, facts, or circumstances that may occur after the date hereof.

V. CONSENT

We hereby consent to the filing of this opinion letter as Exhibit 12.1 to the Offering Statement and to the reference to our firm in the Offering Circular under the headings “Legal Matters” and “Experts.” In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered solely for your benefit in connection with the Offering and may not be relied upon by any other person or entity, or used for any other purpose, without our prior written consent.

Very truly yours, BUSINESS LEGAL ADVISORS, LLC

By:	/s/ Brian Higley
Brian Higley, Esq. Attorney at Law 14888 Auburn Sky Drive Draper, Utah 84020 (801) 634-1984 brian@businesslegaladvisor.com

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